EXHIBIT 23





                              Accountants' Consent


  The Board of Directors
  Colonial Commercial Corp.:

  We consent to incorporation by reference in the registration statement (No. 333-37025) on Form S-8 of Colonial Commercial Corp. of our report dated April 6, 2001, relating to the consolidated balance sheets of Colonial Commercial Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the December 31, 2000 annual report on Form 10-K of Colonial Commercial Corp.




                                    KPMG LLP



  Melville, New York
  April 6, 2001

                          INDEPENDENT AUDITORS' REPORT





  The Board of Directors and Stockholders
    Colonial Commercial Corp.:


  Under the date of April 6, 2001, we reported on the consolidated balance sheets of Colonial Commercial Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which are included in the Company's 2000 annual report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule in the 2000 annual report on Form 10-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

  In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole presents fairly, in all material respects, the information set forth therein.




                                                     /S/ KPMG LLP
                                                     ------------
                                                     KPMG LLP



  Melville, New York
  April 6, 2001

                                   Schedule II

Colonial Commercial Corp. and Subsidiaries

Schedule of Valuation and Qualifying Accounts
(In Thousands)

                                              Balance at   Charged to     Charged to
                                              Beginning    Costs and        Other                       Balance at
            DESCRIPTION                        of Year     Expenses        Accounts      Deductions     End of Year
            ------------                       -------     --------        --------      ----------     -----------

For the year ended December 31, 2000
  Allowance for doubtful accounts              $827,920    315,376           98,297(a)    (484,125) (b)      757,468
                                                =======    =======           ======        =======           =======

For the year ended December 31, 1999
  Allowance for doubtful accounts              $667,500    308,229          222,279 (c)   (370,088) (b)      827,920
                                                =======    =======          =======        =======           =======


For the year ended December 31, 1998
  Allowance for doubtful accounts              $625,000   223,000             56,396 (a)  (236,896) (b)       667,500
                                                =======   =======             ======      ========            =======





(a) Comprised primarily accounts that were previously charged against the allowance, and have since been collected.

(b)  Comprised primarily uncollected accounts charged against the allowance.

(c) $207,008 of this amount represents the recording of the opening balance of Universal Supply Group, Inc. as of July 1, 1999